EXHIBIT 99.1

Rovi to Acquire Veveo, Inc., and Combine Innovative Search and Recommendation Tools to Create Truly Differentiated Entertainment Discovery Solution

•	Combines Veveo’s unique personalization and contextual search tools with Rovi’s robust search and recommendation engine and extensive metadata

•	Enables faster, more meaningful and simplified entertainment search and recommendation service for MSOs, device manufacturers and social media companies

•	Brings strong customer relationships and adds Veveo’s growing intellectual property portfolio to Rovi’s sizeable portfolio of discovery-related IP

•	Accelerates Rovi’s cloud-based guidance strategy and complements the company’s advertising and analytics offerings

•	Transaction expected to be accretive to Rovi in fiscal 2015

SANTA CLARA, Calif., Feb. 24, 2014 - Rovi Corporation (NASDAQ: ROVI), a global leader in entertainment discovery, today announced it has entered into a definitive agreement to acquire Veveo, Inc., a provider of intuitive and personalized entertainment discovery solutions based in Andover, Massachusetts. Under the terms of the agreement, Rovi will pay approximately $62 million in net cash at the closing and up to $7 million in additional cash payments based on achievement of certain agreed-upon milestones.

The transaction combines Veveo’s personalization and contextual search tools with Rovi’s robust search and recommendation engine and metadata to create a truly differentiated entertainment discovery solution. Veveo’s pioneering technologies include proprietary, Knowledge Graph driven semantic technologies and natural-language controls that enable the implementation of intuitive search and recommendation interfaces operated by voice-based conversational commands and powered by an engine that continually learns and adapts to the needs and tastes of the individual viewer. By helping to drive contextual and personalized entertainment search and recommendations, Veveo’s capabilities simplify the process of connecting consumers to the TV programming and movies that are most relevant to them at any given moment across a range of devices. Veveo solutions have been adopted by leading device manufacturers and Tier-1 service providers. The company has more than 80 patent applications filed and 50 patents granted to date.

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Rovi’s search and recommendation capabilities are supported by its rich metadata offering, which includes detailed information and professional editorial on millions of movies, TV shows, sports programming, music, games, and books. Rovi continues to expand the reach of its metadata, which currently spans 55 countries. The addition of Veveo’s personalization capabilities and contextual search and natural language expertise will help further differentiate core Rovi discovery capabilities, and enhance Rovi’s ability to drive a compelling next-generation digital entertainment discovery solution for multiple-system operators (MSOs), device manufacturers and social media companies.

“The Veveo acquisition will deepen Rovi’s cloud-based search and recommendation capabilities, enhance our entertainment metadata and guide solutions with next-generation semantic capabilities, and help us grow our advertising and analytics offerings,” said Tom Carson, President and CEO of Rovi. “Veveo has developed a great set of technologies and is a clear strategic fit for where we are going as a company. This transaction positions us for leadership in search and recommendation, which is consistent with our stated focus on establishing leadership in targeted market segments. Rovi is enhancing its capabilities to deliver more and better discovery solutions, as our customers look to personalize the consumer entertainment experience across multiple screens and platforms.”

“MSOs, device manufacturers, and social media companies recognize the value and opportunity in taking today’s static discovery and recommendation engines to the next level by incorporating intelligent data, contextual search, predictive analytics, semantic technologies and natural language controls,” said Ajit Rajasekharan, co-founder of Veveo. “By combining our leading offerings, Rovi and Veveo are in a prime position to help our customers differentiate through truly intelligent and personalized entertainment discovery.”

Rovi also updated the Company’s business outlook for fiscal year 2014 by announcing that the acquisition would likely lower Adjusted Pro Forma Income Per Common Share in fiscal 2014 by $0.03 to $0.06. The Veveo business is expected to contribute double digit revenue growth and be accretive in fiscal year 2015. Rovi plans to provide additional details on the transaction when it reports its first quarter fiscal year 2014 results.

The acquisition is subject to customary closing conditions and is expected to close shortly.

About Veveo
Veveo is a leading provider of semantic technologies to bridge the usability gap in connected devices and applications with intelligent search, discovery and personalization solutions. With tens of millions of deployments worldwide through leading device OEMs and Tier-1 service providers, Veveo is redefining

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how users experience connected devices and applications in natural and intuitive ways. Based on the company’s patented Smart Knowledge Platform, Veveo products enable advanced solutions for search, recommendation, discovery and navigation that offer intelligent, intuitive and efficient usability. These technologies further enable the implementation of intelligent conversational interfaces to bridge the gap in usability for connected devices and applications with natural language and speech-based interfaces.

Veveo’s semantic solutions are designed to deliver rich, hyper-personalized user experiences that anticipate user intent, driving higher engagement, content consumption, and monetization of products and services for device vendors, service providers and enterprises, across platforms of smartphones, tablets, TVs, and set-top boxes. Founded in 2004, Veveo is based in Boston, MA and has a growing intellectual property portfolio.

About Rovi
Rovi is leading the way to a more personalized entertainment experience. The company’s pioneering guides, data, and recommendations continue to drive program search and navigation on millions of devices on a global basis. With a new generation of cloud-based discovery capabilities and emerging solutions for interactive advertising and audience analytics, Rovi is enabling premier brands worldwide to increase their reach, drive consumer satisfaction and create a better entertainment experience across multiple screens. Rovi holds over 5,000 issued or pending patents worldwide and is headquartered in Santa Clara, California. Discover more about Rovi at Rovicorp.com.

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Non-GAAP or Adjusted Pro Forma Information
Rovi Corporation provides non-GAAP or Adjusted Pro Forma (APF) information. References to APF information are to non-GAAP pro forma measures. The Company provides APF financial information to assist investors in assessing its current and future operations in the way that its management evaluates those operations. APF information is not a substitute for any performance measure derived in accordance with GAAP. APF Income Per Common Share is a supplemental measure of the Company’s performance that is not required by, and is not presented in accordance with, GAAP.

APF Income Per Common Share is calculated using APF Income.

APF Income is defined as GAAP income from continuing operations, net of tax, adding back all of the adjustments used in calculating APF Operating Income and further adding back non-cash items (such as the amortization or write-off of debt issuance costs, non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps and foreign currency collars and discrete tax items including reserves) and items required to be recorded under GAAP which impact comparability, but that the Company believes are not indicative of its core operating results (such as payments to note holders and for expenses in connection with the early redemption or modification of debt, and gains on sales of strategic investments).

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APF Operating Income (or APF Operating Margin) is defined as GAAP operating income from continuing operations adding back non-cash items other than depreciation (such as equity-based compensation, amortization of intangibles, and asset impairment charges) and items required to be recorded under GAAP that impact comparability, but that the Company believes are not indicative of its core operating results (such as transaction, transition, integration and restructuring costs). While depreciation expense is a non-cash item, it is included in APF Operating Income as management considers it a proxy for capital expenditures.
The Company's management has evaluated and made operating decisions about its business operations primarily based upon Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share. Management uses Adjusted Pro Forma Income and Adjusted Pro Forma Income Per Common Share as measures as they exclude items management does not consider to be “core costs” or “core proceeds” when making business decisions. Therefore, management presents these Adjusted Pro Forma financial measures along with GAAP measures. For each such Adjusted Pro Forma financial measure, the adjustment provides management with information about the Company's underlying operating performance that enables a more meaningful comparison of its financial results in different reporting periods. For example, since Rovi Corporation does not acquire businesses on a predictable cycle, management excludes amortization of intangibles from acquisitions, transaction costs and transition and integration costs in order to make more consistent and meaningful evaluations of the Company's operating expenses. Management also excludes the effect of restructuring and asset impairment charges, expenses in connection with the early redemption or modification of debt and gains on sale of strategic investments. Management excludes the impact of equity-based compensation to help it compare current period operating expenses against the operating expenses for prior periods and to eliminate the effects of this non-cash item, which, because it is based upon estimates on the grant dates, may bear little resemblance to the actual values realized upon the future exercise, expiration, termination or forfeiture of the equity-based compensation, and which, as it relates to stock options and stock purchase plan shares, is required for GAAP purposes to be estimated under valuation models, including the Black-Scholes model used by Rovi Corporation. Management excludes non-cash interest expense recorded on convertible debt under ASC 470-20, mark-to-market fair value adjustments for interest rate swaps, caps, foreign currency collars, and the reversals of discrete tax items including reserves as they are non-cash items and not considered “core costs” or meaningful when management evaluates the Company's operating expenses. Management reclassifies the current period benefit or cost of the interest rate swaps from gain or loss on interest rate swaps and caps, net to interest expense in order for interest expense to reflect the swap rates, as these instruments were entered into to control the interest rate the Company effectively pays on its debt.
Management is using these Adjusted Pro Forma measures to help it make budgeting decisions, including decisions that affect operating expenses and operating margin. Further, Adjusted Pro Forma financial information helps management track actual performance relative to financial targets. Making Adjusted Pro Forma financial information available to investors, in addition to GAAP financial information, may also help investors compare the Company's performance with the performance of other companies in our industry, which may use similar financial measures to supplement their GAAP financial information.
Management recognizes that the use of Adjusted Pro Forma measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the Adjusted Pro Forma financial information. Because other companies, including companies similar to Rovi Corporation, may calculate their non-GAAP financial measures differently than the Company calculates its Adjusted Pro Forma measures, these Non-GAAP measures may have limited usefulness in comparing companies. Management believes, however, that providing Adjusted Pro Forma financial information, in addition to GAAP financial information, facilitates consistent comparison of the Company's financial performance over time. The Company provides Adjusted Pro Forma financial information to the investment community, not as an alternative, but as an important supplement to GAAP

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financial information; to enable investors to evaluate the Company's core operating performance in the same way that management does.
Forward Looking Statements
All statements contained herein that are not statements of historical fact, including statements that use the words “will” or “is expected to,” or similar words that describe the Company’s or its management’s future plans, objectives, or goals, along with when the acquisition transaction is expected to be closed, or when the acquisition transaction is expected to be accretive to Rovi, are “forward-looking statements” and are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results and/or from any future results or outcomes expressed or implied by such forward-looking statements, including the risk that the transaction will not be consummated and the risk that Rovi does not succeed in making the transaction accretive. Such factors are further addressed in the Company’s most recent report on Form 10-K for the period ended December 31, 2013 and such other documents as are filed with the Securities and Exchange Commission from time to time (available at www.sec.gov). The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release, except as required by law.

For more information, contact:
Chris Taylor
Rovi Corporation
408-562-3077
Chris.D.Taylor@rovicorp.com

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